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                                                                   EXHIBIT 10.34

                             AGREEMENT FOR INTERNET
                                 ACCESS SERVICES


         This Agreement for Internet Access Services (the "Agreement"), dated October 21, 1998 (the "Effective Date"), is made and entered into by and between Worldwide Wireless Systems Inc., a Delaware corporation ("Worldwide"), and FreeLinQ Communications Corporation, a Nevada corporation ("FreeLinQ").

         WHEREAS, FreeLinQ has entered into that certain Agreement (the "Trump Agreement"), dated as of June 25, 1998, with Trump New Media LLC, a New York limited liability company ("Trump New Media"), pursuant to which, among other things, FreeLinQ has agreed to provide Trump New Media with certain internet services as more fully set forth in the Trump Agreement;

         WHEREAS, FreeLinQ anticipates entering into additional contracts or other arrangements (the "Additional Agreements") to provide video on demand ("VOD"), internet and other services (the "FreeLinQ Channel");

         WHEREAS, FreeLinQ desires that Worldwide provide internet services to residential and commercial properties identified in the Trump Agreement and the Additional Agreements, and Worldwide has the necessary personnel, experience and equipment to perform the internet services and is willing to perform such internet services subject to the terms and conditions hereinafter set forth; and

         WHEREAS, Worldwide and FreeLinQ desire to set forth the terms and conditions of the marketing efforts to be conducted by them in connection with the solicitation of users for the internet services to be provided by Worldwide;

         NOW THEREFORE, in consideration of the premises and the representations, warranties and covenants and mutual agreements contained herein, FreeLinQ and Worldwide hereby agree as follows:

1.       INTERNET SERVICES AND SUPPORT.

         1.1. Services. Subject to the terms and conditions of this Agreement, Worldwide will provide (i) the internet access services set forth on Exhibit A (the "Residential Internet Services") to those residential buildings set forth on Exhibit A (the "Residential Buildings"), (ii) the internet access services set forth on Exhibit B (the "On-Net Commercial Internet Services") to those commercial buildings set forth on Exhibit B where FreeLinQ has an established wired infrastructure to provide internet access (the "On-Net Commercial Buildings") and (iii) the internet access services set forth on Exhibit C (the "Off-Net Commercial Internet Services" and together with the Residential Internet Services and the On-Net Commercial Internet Services, the "Internet Services") to those commercial buildings set forth on Exhibit C where FreeLinQ does not have an established wired infrastructure to provide internet access but does have the option to wire such buildings pursuant to the Trump Agreement or the Additional Agreements (the "Off- Net Commercial Buildings" and together with the Residential Buildings and the On-Net


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              Commercial Buildings, the "Buildings"). During the term of this
              Agreement, unless otherwise agreed to in writing by Worldwide, FreeLinQ agrees not to hire, retain or otherwise engage any other entity or individual to provide the Internet Services to or in respect of any of the Buildings.

         1.2. Additional Off-Net Buildings. In the event that Worldwide obtains access to any building that is not provided for in the Trump Agreement or the Additional Agreements (the "Off-Net Buildings"), Worldwide hereby agrees to give FreeLinQ the right of first refusal to provide the FreeLinQ Channel to such Off-Net Buildings. FreeLinQ shall have fifteen (15) days to exercise such right of first refusal and shall notify Worldwide in writing on or prior to the last day of such fifteen day period whether or not the right of first refusal shall be exercised. If such right of first refusal is exercised, such Off-Net Building shall be deemed an "On-Net Commercial Building" for purposes of this Agreement. In the event the right of first refusal is not exercised, FreeLinQ shall not restrict Worldwide's access to such Off-Net Building.

         1.3. Support. Worldwide will provide the technical support set forth on Exhibit A (the "Worldwide Residential Support Services") for the Residential Internet Services and the technical support set forth on Exhibit B (the "Worldwide Commercial Support Services" and together with the Residential Support Services, the "Worldwide Support Services") for the On-Net Commercial Internet Services and the Off-Net Commercial Internet Services.

         1.4. Worldwide Installation Services. Worldwide will provide the installation services set forth on Exhibit D.

         1.5. Internet Website Portal Page. FreeLinQ and Worldwide hereby agree that the posting of any advertisements, including, but not limited to, banner advertisements and hyperlinks to other websites, on any internet website portal page created as part of the Internet Services to be provided hereunder (the "Web Page") shall be mutually agreed upon by FreeLinQ and Worldwide. All revenues generated, if any, from the posting of such advertisements on the Web Page shall be split equally between FreeLinQ and Worldwide, provided that FreeLinQ and Worldwide share equally in the cost of administering such advertisements.

2.       SOLICITATION OF END-USERS; RESPONSIBILITIES OF FREELINQ AND
         WORLDWIDE.

         2.1. Solicitation of End-Users. FreeLinQ shall, and shall permit Worldwide to, solicit all of the tenants of the Buildings (each an "End-User") to subscribe to the Internet Services and provide the Marketing Services (as defined herein) during the Initial Term (as defined herein) and any Renewal Term (as defined herein) of

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              this Agreement, and FreeLinQ shall include in each VOD service questionnaire (the "VOD Questionnaire") furnished to each End-User a page substantially in the form of Exhibit E hereto. FreeLinQ shall deliver each such signed and completed page to Worldwide promptly, but in any event within five (5) days, after receipt thereof.

         2.2. Marketing Responsibilities of FreeLinQ. In connection with soliciting End-Users and providing the Marketing Services, FreeLinQ shall:

              (a) perform the sales and marketing services set forth on Exhibit F provided, however, that Worldwide shall have the right, but not the obligation, by written notice given to FreeLinQ, to delete one or more of the marketing services from Exhibit F and/or itself perform all or any portion of any such services and provide such services directly to the End-Users (such services listed on Exhibit F as the same may be modified in accordance with the terms of this Agreement, being referenced to as the "Marketing Services");

              (b) pay for any and all costs, fees and expenses in connection with the performance of its obligations hereunder, including, but not limited to, those arising in connection with the Marketing Services;

              (c) conduct its business so as to maintain the goodwill of Worldwide;

              (d) use only promotional material approved by Worldwide in connection with performing the Marketing Services;

              (e) comply fully with all applicable federal, local and state laws, regulations and ordinances; and

              (f) with respect to each Residential Building and On-Net Commercial Building, provide the installation services set forth on Exhibit G.

         2.3. Other Responsibilities of FreeLinQ. FreeLinQ shall provide unrestricted access to the FreeLinQ headends to Worldwide. FreeLinQ shall provide internet connectivity to each End-User in a Residential Building using the FreeLinQ broadband network and the customer premise equipment and network located in such Residential Building.

         2.4. Responsibilities of Worldwide. (a) Worldwide may enter into an internet service provider agreement (each an "ISP Agreement") with each residential End-User who subscribes to the Residential Internet Services and may enter into a network service provider agreement (each a "NSP Agreement") with each End-User that subscribes to either the On-Net Commercial Internet Services or the Off-Net Commercial Internet Services.
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              (b)  In the event that Worldwide includes any reference to or information about FreeLinQ in connection with soliciting End-Users and performing Marketing Services directly to End-Users, Worldwide shall use only promotional material approved by FreeLinQ.

3.       LIMITS OF AUTHORITY

         FreeLinQ shall not:

              (a) hold itself out as Worldwide's agent or representative except as provided herein, or make any representation or warranty concerning Worldwide or the Internet Services to be provided by Worldwide;

              (b) enter into any agreement with any End-Users with respect to the Internet Services or solicit the End-Users to enter into any other agreement with respect to the Internet Services other than the ISP Agreements and the NSP Agreements as provided herein;

              (c) waive, alter or change any provision of any ISP Agreement or NSP Agreement;

              (d) modify or extend the amount or time of payment of any charge or fee arising under any ISP Agreement or NSP Agreement;

              (e)  incur any expense or obligation in the name of Worldwide; or

              (f) use Worldwide's name or Marks (as defined herein) in connection with its business other than in the manner expressly provided for herein and consistent with proper trademark practices.

4.       TERM AND TERMINATION.

         4.1. Term. This Agreement will commence on the Effective Date and continue until the fifth anniversary thereof ("Initial Term"). Upon expiration of the Initial Term and each Renewal Term thereafter, this Agreement will be automatically renewed for an additional five (5) year term ("Renewal Term") unless terminated by either party upon 180 days' written notice given prior to the expiration of the Initial Term or any Renewal Term, as the case may be.

         4.2. Termination for Breach. Either party may terminate this Agreement prior to the expiration of the Initial Term or any Renewal Term in the event of a material breach of the terms or conditions of this Agreement by the other party which breach is not cured within thirty (30) days of written notice from the party not in breach. In addition to these rights of termination, each party will have the right, in the event of an uncured breach by the other party, to avail itself of all remedies or causes of action, in law or equity, for damages as a result of such breach.
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         4.3. Effects of Termination. (a) Termination or expiration of this
              Agreement for any reason shall not (i) release either party from any liability or obligation which has already accrued as of the effective date of such termination, including, but not limited to, the obligation of Worldwide to pay any amounts due pursuant to
              Article 7 hereof; provided, however, that such payment obligations shall terminate upon the termination of the ISP Agreements and the NSP Agreements that have been entered into as a result of the Marketing Services and prior to termination hereof and (ii) constitute a waiver or release of, or otherwise be deemed to prejudice or adversely affect, any rights, remedies or claims, whether for damages or otherwise, which a party may have hereunder, at law, equity or otherwise.


              (b) In the event this Agreement is terminated by Worldwide pursuant to Sections 4.2 or 5.5(a) hereof, FreeLinQ shall pay to Worldwide any and all costs and fees required to be paid by Worldwide to bandwidth providers arising under any and all agreements entered into with such bandwidth providers in connection with the provision of the Internet Services pursuant to this Agreement.

5.       TITLE AND OWNERSHIP.

         5.1. Disclosed Material. All technical, creative or business information or material including, but not limited to, business or marketing plans, analytical methods, computer programs, data files, drawings, photographs, films, scripts, sketches, samples, or financial or marketing data, whether oral, written or otherwise furnished or disclosed under, or in contemplation of, this Agreement ("Disclosed Material") shall remain the disclosing party's property. All Disclosed Material shall be used only in connection with the performance of the obligations arising under this Agreement and shall not be otherwise used, copied, or disclosed to any third party without the disclosing party's prior written consent.

         5.2. Return of Disclosed Material. Upon written request and upon termination of this Agreement for any reason, all Disclosed Material in tangible form shall be returned immediately to the disclosing party and all Disclosed Material not capable of return shall be destroyed and the receiving party shall certify to the disclosing party that such Disclosed Material has been destroyed.

         5.3. Marketing Materials. Each party acknowledges and agrees that, except for Disclosed Material provided by either party (including without limitation each party's proprietary methods, techniques, processes, strategies and other know-how relating to interactive advertising and promotions, regardless of the manner or form in which the foregoing are disclosed to one party by the other party), all documents, reports, creative designs and other deliverables prepared by one party for the other party ("Marketing Materials") pursuant to this Agreement shall be the property of the creating party. While this Agreement is in effect, each party shall have a personal, non-exclusive, royalty-free, non-transferable license to use

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              any Marketing Material in connection with the provision of the
              Marketing Services.

         5.4. Trademark License. (a) During the Term of this Agreement, Worldwide grants FreeLinQ a nonexclusive, non-transferable license to use, copy, display, reproduce and transmit its trademarks, tradenames and logos (collectively, the "Worldwide Marks") in connection with the Marketing Services solely in the manner set forth herein. Within five (5) days of the termination of this Agreement, FreeLinQ shall cease all display, advertising and use of all of the Worldwide Marks, and shall not thereafter use, advertise or display any of the Worldwide Marks except to the extent expressly permitted in this Agreement. All use of the Worldwide Marks shall inure to the benefit of Worldwide.

              (b) During the Term of this Agreement, FreeLinQ grants Worldwide a nonexclusive, non-transferable license to use, copy, display, reproduce and transmit its trademarks, tradenames and logos (collectively, the "FreeLinQ Marks" and together with the Worldwide Marks, the "Marks") in connection with the Marketing Services solely in the manner set forth herein. Within five (5) days of the termination of this Agreement, Worldwide shall cease all display, advertising and use of all of the FreeLinQ Marks, and shall not thereafter use, advertise or display any of the FreeLinQ Marks except to the extent expressly permitted in this Agreement. All use of the FreeLinQ Marks shall inure to the benefit of FreeLinQ.

         5.5. Marketing Materials. (a) Prior to any use of any Mark or any Marketing Material, each party will provide to the other party copies of the Marketing Materials for such party's written approval. Each party shall respond promptly by e-mail or by any of the other means of notice set forth in Section 11.3 hereof, but in no event later than ten (10) business days after receipt (failing which response, the materials shall be deemed accepted by the non-disclosing party). The release of any Marketing Materials embodying a Mark without prior review and written approval (or deemed acceptance, as provided herein) shall be a material breach of this Agreement, and grounds for immediate termination by the non-disclosing party, without the right to cure. This provision applies to all Marketing Materials embodying a Mark, whether in electronic or print format. The parties agree that acceptance of Marketing Materials embodying a Mark under this paragraph shall be continuing for all previously approved Marketing Materials which are materially unchanged. The parties acknowledge that breach of this provision will cause irreparable harm to the non-disclosing party, and such party may seek injunctive relief without having to prove damages to restrain any breach or threatened breach of this provision, in addition to all other remedies which it may have, in law or in equity.

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              (b)  To the extent FreeLinQ has the right to approve of marketing materials, including press releases, which include Worldwide's name or Marks and which are to be used by Trump New Media in connection with the promotion or provision of the Internet Services, such approval by FreeLinQ shall not be granted to Trump New Media without the prior written consent of Worldwide.

         5.6. Use of Mark. The Worldwide Marks may be used only as a means of identifying Worldwide as the source and provider of the Internet Services, and the FreeLinQ Marks may be used only as a means of identifying FreeLinQ as the source and provider of the VOD services. The Marks may be used only in form expressly approved by each party as provided in this Agreement, and under no circumstances may they be altered in any way whether by change of color, type, design, or otherwise. The presentation of the Marks shall at all times be such that ownership of any particular Mark is clear. All Marks shall have the (R) or (TM) or symbols where so designated by each party. Each party shall have the unilateral right to establish, monitor and enforce such quality standards and additional terms and conditions concerning the use of its Marks as it deems necessary to reasonably protect its Marks. Each party hereby renounces ownership of and assigns to the other party any goodwill which accrues as a result of either party's use of the Marks.

         5.7. Proprietary Rights in Marks. Title to and ownership of all Marks, and all rights therein, including, without limitation, intellectual property rights applicable thereto, are and shall remain the exclusive property of the party that owns the Mark. Neither party shall take any action to jeopardize, limit or interfere in any manner with the aforesaid rights. Each party shall have only those rights in or to the Marks expressly granted to it pursuant to this Agreement.

6.       CONFIDENTIALITY.

         "Confidential Information" means all information disclosed by the disclosing party ("Discloser") to the receiving party ("Recipient") (in writing, orally or in any other form), including, without limitation, Disclosed Material, source code, trade secrets, customer lists, development tools and processes, computer printouts, computer programs, design drawings and manuals, improvements, business plans, technical data, product ideas, personnel, contracts and financial information, unless (i) the information is or becomes publicly known through lawful means; (ii) the information was, and is documented in writing to have been, rightfully in Recipient's possession or part of Recipient's general knowledge prior to receipt of the Confidential Information;
(iii) the information is disclosed to Recipient without confidential or proprietary restriction by a third party who rightfully possesses the information (without confidential or proprietary restriction) and did not learn of it, directly or indirectly, from Recipient, or (iv) the information is independently developed by the Recipient without use of the Discloser's Confidential Information. Recipient shall reproduce the other party's Confidential Information only for purposes of this Agreement and only to the extent necessary for such

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purpose and shall hold all Confidential Information in strict confidence and shall not disclose any Confidential Information to any third party. Recipient shall take all reasonable measures to protect the confidentiality and avoid the unauthorized use, disclosure, publication, or dissemination of Confidential Information. If either party should receive a subpoena, court order or other legal process (each a "Legal Order") which would compel the disclosure of such Confidential Information, that party shall promptly notify the other party of such event so as to provide such party with a reasonable opportunity to obtain an appropriate court order protecting such Confidential Information. Any information required to be disclosed pursuant to any Legal Order shall no longer be Confidential Information but only to the extent required to be disclosed in the Legal Order and subject to the restrictions ordered by the court.

7.       BILLING AND PAYMENT.

         7.1. Collection of Fees. Worldwide shall be responsible for the billing and collection of fees in connection with all of the ISP Agreements and the NSP Agreements entered into with End-Users in Residential Buildings and On-Net Commercial Buildings as a result of FreeLinQ Marketing Services.

         7.2. Payment and Reports. Within forty-five (45) days after the end of each month, Worldwide will pay FreeLinQ the amount as determined in accordance with the schedule set forth on Exhibit H hereto but only to the extent amounts are collected by Worldwide and not refunded.

         7.3. Commissions for Off-Net Buildings. Worldwide and FreeLinQ agree that Worldwide shall pay a commission to FreeLinQ for those Off-Net Commercial Buildings to which Worldwide decides, in its sole discretion, to provide Off-Net Internet Services. Such commission shall be mutually agreed upon by Worldwide and FreeLinQ at the time Worldwide agrees to provide the Off-Net Internet Services to such Off-Net Commercial Buildings.

         7.4. End User Information. Worldwide shall provide to FreeLinQ, within forty-five (45) days after the end of each month, a report for that month showing the name and address of each End-User to whom Worldwide is providing Internet Services.

         7.5. Book and Records. (a) Worldwide agrees to maintain adequate books and records relating to the provision of Internet Services to End-Users. Such books and records shall be available at their place of keeping for inspection by FreeLinQ or its representative, for the purpose of determining whether the correct fees and/or commissions, if any, have been paid to FreeLinQ in accordance with the terms of this Agreement and whether Worldwide has otherwise complied with the terms of this Agreement. FreeLinQ shall have the right to conduct such an audit, for the prior three month period only, upon thirty (30) days advance notice once each quarter. Such audit is to occur during Worldwide's normal business hours, at a time and location designed to minimize disruption to Worldwide's business. Information contained in Worldwide's books and records shall constitute Confidential Information as defined in Section 6.
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              (b)  If the results of any such audit as provided for in
                   subsection (a) of this Section 7.5 establish that Worldwide has underpaid FreeLinQ by an amount greater than ten percent (10%) in any quarter, then Worldwide shall pay promptly to FreeLinQ the amount of the shortfall plus an amount computed at the rate of eighteen percent (18%) per annum, compounded monthly, on the shortfall (the "Additional Amount") for the period commencing on the date such payment was due and owing and terminating on the date such shortfall and Additional Amount is paid in full.

              (c) If the results of any such audit as provided for in subsection (a) of this Section 7.5 establish that Worldwide has overpaid FreeLinQ by any amount, then FreeLinQ shall pay promptly, but in any event within fifteen (15) days after the discovery of such overpayment, the total amount overpaid by Worldwide or, at the option of Worldwide, such amount shall be credited to amounts payable by Worldwide under the next month's invoice.

8.       REPRESENTATIONS AND WARRANTIES.

         8.1.      Worldwide's Representations.

              (a) Worldwide is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation and has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as now being conducted, is properly qualified to do business in all jurisdictions where it currently conducts business and to enter into this Agreement and to perform its obligations hereunder.

              (b) Worldwide has full corporate power and authority to enter into and execute this Agreement and to carry out the transactions contemplated hereby in accordance with its terms. The execution, delivery and performance by Worldwide of this Agreement and the consummation by Worldwide of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action on the part of Worldwide, and no other corporate proceedings on the part of Worldwide are necessary to authorize this Agreement or to consummate the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by Worldwide and constitutes a legal, valid and binding obligation of Worldwide, enforceable against it in accordance with its terms, except that (i) such enforceability may be subject to bankruptcy, insolvency, fraudulent conveyance, reorganization or other similar laws now or hereafter in effect affecting or relating to enforcement of creditors' rights generally and (ii) general equitable principles. Neither

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                   the execution, delivery and performance by Worldwide of this
                   Agreement nor the consummation by Worldwide of the transactions contemplated hereby will, with or without the giving of notice or the passage of time, or both, (i) violate any provision of law, rule, regulation, order, judgment, writ, injunction or decree applicable to Worldwide or any of its properties or assets, (ii) conflict with, result in a breach of, terminate, modify, or cancel, or require any notice under any note, bond, mortgage, indenture, license, contract or agreement to which it is a party or by which Worldwide or any of its assets is bound or result in the imposition of any lien upon any of the assets of Worldwide; or (iii) conflict with, violate or result in a breach of any of the terms, conditions or provisions of the Certificate of Incorporation or By-Laws of Worldwide.

              (c) Worldwide, to the best of its knowledge, warrants that the Marks and all Disclosed Material provided by Worldwide to FreeLinQ under this Agreement do not infringe upon the intellectual property rights or any other rights of any third party, or defame or invade the privacy of any third party.

              (d) Worldwide warrants that the Worldwide Support Services shall be performed by qualified personnel who will perform the tasks thereunder consistent with good professional practice and generally accepted standards in the internet industry.

     8.2.     FreeLinQ's Representations.

              (a) FreeLinQ is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation and has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as now being conducted, is properly qualified to do business in all jurisdictions where it currently conducts business and to enter into this Agreement and to perform its obligations hereunder.

              (b) FreeLinQ has full corporate power and authority to enter into and execute this Agreement and to carry out the transactions contemplated hereby in accordance with its terms. The execution, delivery and performance by FreeLinQ of this Agreement and the consummation by FreeLinQ of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action on the part of FreeLinQ, and no other corporate proceedings on the part of FreeLinQ are necessary to authorize this Agreement or to consummate the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by FreeLinQ and constitutes a legal, valid and binding obligation of FreeLinQ, enforceable against it in accordance with its terms, except that

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                   (i) such enforceability may be subject to bankruptcy,
                   insolvency, fraudulent conveyance, reorganization or other similar laws now or hereafter in effect affecting or relating to enforcement of creditors' rights generally and (ii) general equitable principles. Neither the execution, delivery and performance by FreeLinQ of this Agreement nor the consummation by FreeLinQ of the transactions contemplated hereby will, with or without the giving of notice or the passage of time, or both, (i) violate any provision of law, rule, regulation, order, judgment, writ, injunction or decree applicable to FreeLinQ or any of its properties or assets,
                   (ii) conflict with, result in a breach of, terminate, modify, or cancel, or require any notice under any note, bond, mortgage, indenture, license, contract or agreement to which it is a party or by which FreeLinQ or any of its assets is bound or result in the imposition of any lien upon any of the assets of FreeLinQ; or (iii) conflict with, violate or result in a breach of any of the terms, conditions or provisions of the Certificate of Incorporation or By-Laws of FreeLinQ.

              (c) FreeLinQ represents that it shall perform its obligations under this Agreement in a good and workmanlike fashion and in accordance with the highest professional standards of the industry.

              (d) FreeLinQ represents that all Marketing Materials created, produced and/or developed by FreeLinQ shall be works of original authorship and will not infringe the rights of any third party.

         8.3. THIS ARTICLE 8 SETS FORTH ALL OF THE REPRESENTATIONS AND WARRANTIES OF A PARTY TO THE OTHER PARTY. EACH PARTY HEREBY DISCLAIMS ALL OTHER WARRANTIES, EXPRESS OR IMPLIED, INCLUDING, WITHOUT LIMITATION, THE WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE. WORLDWIDE DOES NOT MAKE ANY REPRESENTATIONS AND WARRANTIES REGARDING ANY CONTENT, WEBSITE OR OTHER MATERIALS ACCESSIBLE VIA THE INTERNET SERVICES. THE PARTIES ACKNOWLEDGE THAT, BECAUSE OF THE NATURE OF THE INTERNET AND THE INTERNET RELATED TECHNOLOGY, THERE MAY BE DISRUPTIONS TO INTERNET SERVICES BEYOND THE CONTROL OF WORLDWIDE AND THAT WORLDWIDE SHALL BEAR NO RESPONSIBILITY FOR SUCH DISRUPTIONS.

9.       INDEMNIFICATION.

         9.1. Worldwide Indemnification. Worldwide shall indemnify, hold harmless and defend FreeLinQ, its affiliates, officers, directors, employees and agents from and against any claim, suit or proceeding and any damages or liability therefrom or settlement thereof (including reasonable attorneys' fees and disbursements) to the

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              extent (i) based on a claim that the Worldwide Marks or any
              Disclosed Material provided by Worldwide infringe the patent, copyright, trademark, trade secret, publicity, privacy or other rights of any person, defame any person, or violate any applicable law or regulation or (ii) resulting from any breach of this Agreement by Worldwide.

         9.2. FreeLinQ Indemnification. FreeLinQ shall indemnify, hold harmless and defend Worldwide, its affiliates, officers, directors, employees and agents from and against any third party claim, suit or proceeding and any damages or liability therefrom or settlement thereof (including reasonable attorneys' fees) to the extent (i) based on a claim that the FreeLinQ Marks or any Disclosed Material provided by FreeLinQ infringe the patent, copyright, trademark, trade secret, publicity, privacy or other rights of any person, defame any person, or violate any applicable law or regulation or
              (ii) resulting from any breach of this Agreement by FreeLinQ.

         9.3. Exceptions. The indemnities set forth in Sections 9.1 and 9.2 shall not apply if (i) the indemnified party fails to give the indemnifying party prompt notice of any claim it receives and such failure materially prejudices the indemnifying party; or (ii) the indemnifying party is not given the opportunity to control the defense and settlement of any claim.

         9.4. Settlement. The indemnified party shall not, without the prior written consent of the indemnifying party, enter into any settlement the result of which would materially limit or modify the rights of the indemnifying party under this Agreement.

10.      LIMIT ON LIABILITY.

         NEITHER PARTY SHALL HAVE ANY LIABILITY FOR LOSS OF PROFITS OR SPECIAL, INCIDENTAL, CONSEQUENTIAL, PUNITIVE OR EXEMPLARY DAMAGES, EVEN IF EITHER PARTY HAS WARNED OR BEEN WARNED OF THE POSSIBILITY OF SUCH LOSS OR DAMAGE. NOTWITHSTANDING ANY OTHER PROVISIONS OF THIS AGREEMENT, EITHER PARTY'S LIABILITY UNDER THIS AGREEMENT SHALL NOT EXCEED THE TOTAL AMOUNT OF FEES AND COMMISSIONS ACTUALLY PAID BY WORLDWIDE TO FREELINQ PURSUANT TO THIS AGREEMENT.

11.      GENERAL PROVISIONS.

        11.1. Assignment. This Agreement may not be assigned by either party to any other person or entity without the express written consent of the other party; provided, however, that Worldwide may assign this Agreement to any other person or entity upon 30 days' prior to written notice to FreeLinQ and with the express written consent of FreeLinQ, which consent shall not be unreasonably withheld, pursuant to the sale of all or substantially all of the assets of Worldwide or pursuant to a merger of Worldwide with another entity.

        11.2. Invalidity; Enforceability; Severability. If any provision or provisions of this Agreement shall be held to be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or limited thereby.

        11.3. Notices. Any notices or other communications required or permitted hereunder shall be given in writing and shall be delivered by hand or sent by telecopy, by certified or registered mail, postage prepaid and return receipt requested, or by nationally recognized overnight courier service and shall be deemed given when so delivered by hand or telecopied (but only if receipt thereof is acknowledged by return telecopy or if a conforming copy is delivered or sent within one business day thereafter by any other means of delivery permitted by this
              Section 11.3), or if mailed, on the date of actual receipt and in the case of overnight courier service, the business day following dispatch, addressed as set forth on Exhibit I or to such other address as shall be furnished in writing by either party; provided that any notice or communication changing either of the addresses set forth on Exhibit I shall be effective and deemed given only upon its receipt.

        11.4. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed entirely within such State.

        11.5. Dispute Resolution. (a) Any disagreement, dispute, controversy or claim arising out of or relating to this Agreement or the transactions contemplated hereby, including, without limitation, the interpretation hereof and any breach, termination or invalidity hereof, shall be settled exclusively and finally through arbitration (irrespective of the magnitude thereof, the amount in controversy or whether such matter would otherwise be considered justiciable or ripe by a court or arbitral tribunal).

              (b) The arbitration shall be conducted in accordance with the commercial arbitration rules of the American Arbitration Association (the "Arbitration Rules"), except as those rules conflict with the provisions of this Section 11.5, in which event the provisions of this Section 11.5 shall control.

              (c) The arbitral tribunal shall consist of three arbitrators chosen in accordance with the Arbitration Rules. The arbitration shall be conducted in New York County. Any submission of a matter for arbitration shall include joint written instructions of Worldwide and FreeLinQ requiring the arbitral tribunal to render a decision resolving the matters submitted within 60 days following the submission thereof. Arbitration proceedings shall be conducted in confidence.

              (d) Any decision or award of the arbitral tribunal shall be final and binding upon the parties to the arbitration proceeding. Worldwide and FreeLinQ agree that the arbitral award may be enforced against them or their assets wherever they may be found and that a judgment upon the arbitral award may be entered in any court having jurisdiction thereof.

              (e) All out-of-pocket costs and expenses incurred by any party in connection with the resolution of any disagreement, dispute, controversy or claim pursuant to this Section 11.5, including, but not limited to, reasonable attorney's fees and disbursements, shall be borne by the party incurring the same; provided, however, that the arbitral tribunal shall have the discretion to declare either party as the "prevailing party" with respect to one or more of the issues that were the subject of the arbitration and to require the other party to reimburse such "prevailing party" for some or all of its costs and expenses incurred in connection with such proceeding.

              (f) The costs of the arbitral tribunal shall be divided evenly between the parties, unless there is a "prevailing party, " in which case the arbitral tribunal may allocate more or all of such costs to the party thereto that is not the "prevailing party."

              (g) This Section 11.5 shall not prohibit or limit in any way any party from seeking or obtaining preliminary or interim injunctive or other equitable relief from a court for a breach or alleged breach of any of the covenants and agreements of another party contained in this Agreement.

        11.6. Relationship of the Parties. Each party is acting as an independent contractor and not as an agent, partner, or joint venturer with the other party for any purpose. Except as expressly provided in this Agreement, neither party shall have the right, power, or authority to act or to create any obligation, express or implied, on behalf of the other.

        11.7. Survival of Certain Provisions. Notwithstanding the termination or expiration of this Agreement, the following provisions shall survive, along with either party's obligations to pay any payments or fees accrued prior to termination or expiration: 4.3, Articles 5, 6, 8, 9, 10 and 11.

        11.8. Headings. The titles and headings of the various sections and paragraphs in this Agreement are intended solely for convenience of reference and are not intended for any other purpose whatsoever, or to explain, modify or place any construction upon or on any of the provisions of this Agreement.

        11.9. All Amendments in Writing. No provisions in any other business forms, including the VOD Questionnaires, the ISP Agreements and the NSP Agreements, employed by either party will supersede the terms and conditions of this Agreement, and no supplement, modification, or amendment of this Agreement shall be binding, unless executed in writing by a duly authorized representative of each party to this Agreement.

       11.10. Waiver. It is understood and agreed that no failure or delay by either party in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any right, power or privilege hereunder.

       11.11. Entire Agreement. This Agreement, together with the Exhibits annexed hereto, constitutes the entire agreement of the parties hereto with respect to the subject matter hereof and supersedes all prior and contemporaneous agreements, arrangements and understandings, either oral or written, relating thereto. No representations or statements of any kind made by either party, which are not expressly stated herein, shall be binding on such party.

       11.12. Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original and both of which together shall constitute one and the same instrument.

       11.13. Further Assurances. The parties agree to promptly execute and deliver to the requesting party, upon reasonable request, any documents necessary to effectuate the purposes of this Agreement.





                            [SIGNATURE PAGE FOLLOWS]

         IN WITNESS WHEREOF, the parties have executed this Agreement as of the date set forth above.

WORLDWIDE WIRELESS SYSTEMS INC.             FREELINQ COMMUNICATIONS CORPORATION


By: /s/David E. Padilla                     By: /s/ Maury DiDomenico
    --------------------                        -----------------------
Name: David E. Padilla                      Name: Dr. Maury DiDomenico
Title: President & CEO                      Title: President and CEO

                                    Exhibit A
                                    ---------

              RESIDENTIAL INTERNET SERVICES, RESIDENTIAL BUILDINGS
                   AND WORLDWIDE RESIDENTIAL SUPPORT SERVICES

         Worldwide shall provide the following Residential Internet Services to the Residential Buildings:

         Internet access provided to the FreeLinQ switch will include:

         (a) full network management and support of the internet access provided to the FreeLinQ headend switch;

         (b) an appropriate router and device to manage internet bandwidth so as to not reasonably interfere with the VOD services;

         (c)   the appropriate DNS Service;

         (d)   up to 10Mb web space per ip address;

         (e)   news services;

         (f)   one (1) free e-mail account per End-User;

         (g) a Caching server to support VOD service initiated Internet Ad links; and

         (h) optional additional e-mail accounts for each user at a fee specified by Worldwide.

Residential Buildings shall mean all residential buildings which FreeLinQ has the right to provide VOD or internet services to from time to time pursuant to the Trump Agreement or the Additional Agreements during the Initial Term and any Renewal Term. FreeLinQ shall provide to Worldwide a list of the Residential Buildings as of the date hereof and notify Worldwide in writing promptly of any new Residential Buildings to be added to such list.

Worldwide shall provide the following Residential Support Services to the Residential Buildings:

Support of the Residential Internet Services to the FreeLinQ switch with second level support to FreeLinQ technical personnel for the support required beyond the switch to each End- User in a Residential Building for either STB (Set Top
Box) or PC connections to the internet.

Support shall be provided on a 12 hour 7 day basis.

                                    Exhibit B
                                    ---------

             ON-NET COMMERCIAL INTERNET SERVICES, ON-NET COMMERCIAL
               BUILDINGS AND WORLDWIDE COMMERCIAL SUPPORT SERVICES

Worldwide shall provide the following On-Net Commercial Internet Services to the On- Net Commercial Buildings:

Internet access to the FreeLinQ headends will include router, DNS Service and fee based e-mail services as required by End-Users located in On-Net Commercial Buildings.

On-Net Commercial Buildings shall mean those commercial buildings which FreeLinQ has the right to provide On-Net Internet Services to from time to time during the Initial Term and any Renewal Term. FreeLinQ shall provide to Worldwide a list of the On-Net Commercial Buildings as of the date hereof and notify Worldwide in writing promptly of any new On-Net Commercial Buildings to be added to such list.

Worldwide shall provide the following Worldwide Commercial Support Services to the On-Net Commercial Buildings and the Off-Net Commercial Buildings:

         (a) Full network management and support of the internet access provided to the FreeLinQ headends;

         (b) Second level support to FreeLinQ technical personnel for problems encountered on the FreeLinQ broadband network and/or the customer premise network and equipment; and

         (c) Full support of all Internet Services provided by Worldwide including the DNS Services, e-mail services and other services as purchased by the End-Users located in the On-Net Commercial Buildings and the Off-Net Commercial Buildings.

                                    Exhibit C
                                    ---------

                    OFF-NET COMMERCIAL INTERNET SERVICES AND
                          OFF-NET COMMERCIAL BUILDINGS


Worldwide shall provide the following Off-Net Commercial Internet Services to the Off- Net Commercial Buildings:

         (a) Dedicated internet access from the Worldwide internet routers directly to End-Users located in Off-Net Commercial Buildings; and

         (b) DNS Service and fee based e-mail services as required by End-Users located in Off-Net Commercial Buildings.

Off-Net Commercial Buildings shall mean all commercial buildings and/or End-Users to which FreeLinQ has access to provide Internet Services. FreeLinQ shall provide to Worldwide a list of the Off-Net Commercial Buildings as of the date hereof and notify Worldwide in writing promptly of any new Off-Net Commercial Buildings to be added to such list.

                                    Exhibit D
                                    ---------

                         WORLDWIDE INSTALLATION SERVICES

Worldwide shall provide the following installation services:

Installation of internet access to the Worldwide internet routers located in the points of presence ("POPs") provided by FreeLinQ, including all wiring, hardware and resources necessary to install a working internet access POP.

                                    Exhibit E
                                    ---------

               WORLDWIDE INTERNET ACCESS SUBSCRIPTION INFORMATION

Name:
      ----------------------------------------------------------

Address:
        --------------------------------------------------------

        --------------------------------------------------------

        --------------------------------------------------------

        --------------------------------------------------------

Phone Number:
             ---------------------------------------------------

E-Mail Address:
               -------------------------------------------------
Billing Information:
         Credit Card:
                     -------------------------------------------

         Account Number:
                        ----------------------------------------

         Date of Expiration:
                            ------------------------------------
General Authorization

         The undersigned hereby grants authorization to FreeLinQ Communications Corporation and its personnel to release to Worldwide Wireless Systems Inc. ("Worldwide") the information set forth above to be used in connection with the provision of internet services by Worldwide.

Date:                                          By:
    -----------------------                       ----------------------------

                                               Name:
                                                    --------------------------

                                    Exhibit F
                                    ---------

                               MARKETING SERVICES

         FreeLinQ shall develop a marketing program (the "Marketing Program") for the VOD and Internet Services which shall include, but not be limited to, taking the following actions:

         (a) FreeLinQ shall include Worldwide promotional sales material in all FreeLinQ customer promotions and sales literature;

         (b) In the event FreeLinQ enters into any advertising agreements to promote its services (either on a barter or full-pay basis), FreeLinQ shall use its best efforts to integrate Worldwide promotional materials and information relating to Worldwide's services therein;

         (c) FreeLinQ shall run television promotions of Worldwide on the FreeLinQ dedicated promotional channel and run of station promotion as a standard operating procedure;

         (d) FreeLinQ shall invite Worldwide to participate in any presentations or discussions with vendors, advertisers and alliance partners (whether as "packaged-buys" or as stand alone, as necessary);

         (e) FreeLinQ shall use its best efforts to include Worldwide in interactive activities and to develop new projects and programs in order to promote the combined services provided by Worldwide and FreeLinQ; and

         (f) In the cases where FreeLinQ telecommunications distribution is not sufficient for its expansion, FreeLinQ shall use its best efforts to expand its services through the Worldwide distribution system and all Marketing Materials previously designed to promote and sell both FreeLinQ and Worldwide services shall be applied accordingly.

Worldwide shall participate in the development of the Marketing Program.

                                    Exhibit G
                                    ---------

                         FREELINQ INSTALLATION SERVICES

         FreeLinQ shall provide the following installation services to Residential Buildings and On-Net Commercial Buildings:

         (a)  high speed connectivity to the buildings from the Headends;

         (b)  switching capability at the building end;

         (c) DSL or other highspeed connectivity from the building switch to the user premises;

         (d)  physical connection of FreeLinQ system to the user PC or Network;
              and

         (e)  computer IP configurations and troubleshooting

                                    Exhibit H
                                    ---------

                                PAYMENT SCHEDULE

ON-NET Residential            Up to:  2501 to: 5001 To: 7501 to: 10001 *
Subscribers                   -------------------------------------------------------------------------------------
                              2500      5000      7500      10000     15000     20000     30000     40000     60000
                              -------------------------------------------------------------------------------------
(Month to Month Incremental revenues only; shown below)

* Monthly Rev. @$29.95        74,875    74,875    74,875    74,875    149,750   149,750   299,500   299,500   299,500
Rev. Split % FLQ/WWSI          30/70     35/65     40/60     45/55      50/50     50/50     50/50     50/50     50/50
---------------------------------------------------------------------------------------------------------------------
Monthly FreeLinQ Revenue      22,463    26,206    29,950    33,694     74,875    74,875   149,750   149,750   149,750
Monthly WWSI Revenue          52,413    46,869    44,925    41,181     74,875    74,875   149,750   149,750   149,750
---------------------------------------------------------------------------------------------------------------------

* Note: The first 10,000 Subscribers will remain at the Rev. Split indicated, for the life of the program.

Assumptions:
Monthly Internet Charge  $29.95
Trump Towers to have free Internet service through 12/98
Subscribers to the VOD service without Internet service will have access to the Internet for Advertising sites only.

WWSI Costs:         Bandwidth
                    Head End Internet Equipment
                    Support, Customer Care and Billing, Network Management,
                    Emall, Caching & DNS servers etc.

FLQ Costs:          CPE Equipment (Customer Premise Equipment), i.e.. Set Top
                    Box, modems etc.. Installation Resources (All Install
                    Revenue goes to FreeLinQ)

                                    Exhibit I
                                    ---------

                                     NOTICES

         If notice to Worldwide:

         Worldwide Wireless Systems Inc.
         Route 5
         Ascutney, Vt.
         Attn: David E. Padilla, President & CEO
         Phone: 802-674-2206
         Fax:
         E-mail: xjpadilla@worldnet.att.com

         With a copy to:

         Morrison & Foerster LLP
         1290 Avenue of the Americas
         New York, NY 10104
         Attn: Mark L. Mandel, Esq.
         Phone: (212) 468-8000
         Fax: (212) 468-7900
         E-mail: mmandel@mofo.com

         If notice to FreeLinQ:

         Dr. Maury DiDomenico
         721 Fifth Avenue, 29th Floor
         New York, NY 10022
         Phone: (212) 752-6549
         Fax: (212) 752-6546
         E-mail: mauryd@gti.net

         With a copy to:

         Martin Firestone, Esq.
         E & M Firestone Associates Incorporated
         2045 La Alley Lane
         DeLand, Florida 32720
         Phone: (904) 740-0031
         Fax: (904) 740-1503

         IN WITNESS WHEREOF, the parties have executed this Agreement as of the date set forth above.

WORLDWIDE WIRELESS SYSTEMS INC.             FREELINQ COMMUNICATIONS CORPORATION


By: /s/David E. Padilla                     By: /s/ Maury DiDomenico
    --------------------                        -----------------------
Name: David E. Padilla                      Name: Dr. Maury DiDomenico
Title: President & CEO                      Title: President and CEO

         IN WITNESS WHEREOF, the parties have executed this Agreement as of the date set forth above.

WORLDWIDE WIRELESS SYSTEMS INC.             FREELINQ COMMUNICATIONS CORPORATION


By: /s/David E. Padilla                     By: /s/ Maury DiDomenico
    --------------------                        -----------------------
Name: David E. Padilla                      Name: Dr. Maury DiDomenico
Title: President & CEO                      Title: President and CEO